Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant To Section 13 or 15(d) Of
                       The Securities Exchange Act of 1934

                         Date of Report:  April 5, 2006

                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact Name of Registrant As Specified in Its Charter)

             Texas                        0-26958                76-0037324
 (State Or Other Jurisdiction     (Commission File Number)     (IRS Employer
       of Incorporation)                                     Identification No.)

                                10959 Cutten Road
                              Houston, Texas 77066
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 397-6730
              (Registrant's Telephone Number, Including Area Code)


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ITEM  2.01     COMPLETION  OF  ACQUISITION  OR  DISPOSITION  OF  ASSETS.


     On April 5, 2006, our wholly owned subsidiary, RCI Holdings, Inc. ("RCI") completed the acquisition of real property located at 9009 Airport Blvd., Houston, Texas (the "Real Property") where we currently operate our Hummers Sports Bar and XTC South clubs. As disclosed in our Form 8-K filing on March 27, 2006, RCI entered an Improved Property Commercial Contract (the "Agreement") with McNeil Interests, Inc., a Texas corporation ("McNeil") to purchase the Real Property on March 23, 2006. A copy of the Agreement was previously attached as
Exhibit  10.1  to  our  Form  8-K  filing  on  March  27,  2006.

     Pursuant to the terms of the Agreement, RCI paid a total sales price of $1,300,000 which consisted of $500,000 in cash and 160,000 shares of our restricted common stock (the "Shares"). As part of the transaction, we have agreed to file a registration statement for the resale of the Shares (the "Registration Statement") within 45 days after the Closing. Additionally, nine months after the filing of the Registration Statement, McNeil shall have the right, but not the obligation, to have RCI buy the Shares at a price of $5.00 per share at a rate of no more than 10,000 Shares per month (the "Put Option") until such time as McNeil receives a total of $800,000 from the sale of the Shares. Alternatively, McNeil shall have the option to sell the Shares in the open market upon the effectiveness of the Registration Statement. The transaction was the result of arms-length negotiations between the parties.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RICK'S CABARET INTERNATIONAL, INC.

                                       By: /s/ Eric Langan
                                       ----------------------
Date: April 6, 2006                    Eric Langan
                                       Chief Executive Officer, Chairman and
                                       Acting Chief Financial Officer